UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): December 20, 2021

INTERDIGITAL, INC.
(Exact name of Registrant as Specified in Charter)

Pennsylvania	1-33579	82-4936666
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Bellevue Parkway, Suite 300
Wilmington, DE 19809-3727
(Address of principal executive offices, Zip code)

302-281-3600
Registrant's telephone number, including area code

Not Applicable
Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	IDCC	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On December 20, 2021 and December 22, 2021, InterDigital, Inc. (the “Company”) and/or certain of its subsidiaries filed patent infringement actions in the UK, India and Germany alleging infringement of the Company’s patents related to 3G, 4G/LTE and 5G and HEVC standards against Guangdong Oppo Mobile Telecommunications Corp., Ltd. (“Oppo”), OnePlus Technology (Shenzhen) Co., Ltd. (“OnePlus”), and realme Mobile Telecommunications (Shenzhen) Co., Ltd. (“realme”) and/or certain affiliates of these entities.

In each of these actions, the Company is seeking, among other relief, injunctive relief to prevent further infringement of the asserted patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERDIGITAL, INC.

By: /s/ Joshua D. Schmidt
Joshua D. Schmidt
Chief Legal Officer and Corporate Secretary

Date: December 22, 2021